EXHIBIT 5.1

April 28, 2023

Lexaria Bioscience Corp.

100-740 McCurdy Road

Kelowna, British Columbia

Canada V1X 2P7

Re:	Lexaria Bioscience Corp.
Registration Statement on Form S-1, Registration No. 333-271096

Ladies and Gentlemen:

We have acted as counsel to Lexaria Bioscience Corp, a Nevada corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (Registration No. 333-271096) and the preliminary prospectus forming a part of the registration statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 3, 2023, as thereafter amended or supplemented (the “Registration Statement”). The Prospectus relates to the registration of the proposed offering of (i) up to 5,309,734 units, each unit consisting of one share (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants” and such shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares”) and (ii) up to an aggregate of 5,309,734 pre-funded units, each pre-funded unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”) and one Warrant. For each pre-funded unit the Company sells, the number of Shares offered will be decreased on a one-for-one basis. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, and the Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof (together, the “Company Charter Documents”); (ii) certain resolutions of the Board of Directors of the Company (the “Board”) related to the filing of the Registration Statement  and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the form of securities purchase agreement to be entered into by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”); (v) the form of Pre-Funded Warrant; (vi) the form of Warrant  and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

We have also assumed that, at the time of the issuance of the Securities: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the resolutions of the Board referred to above will not have been modified or rescinded; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus; and (iv) the Securities Purchase Agreement will have been duly authorized and validly executed and delivered by the parties thereto and will be enforceable against the parties thereto in accordance with its terms.

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The opinion expressed herein is limited to the Nevada Revised Statutes. We have not considered, and express no opinion, as to the laws of any other state or jurisdiction.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Pre-Funded Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Pre-Funded Warrants will constitute valid and legally binding obligations of the Company.

3.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

4.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Pre-Funded Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Pre-Funded Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

5.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

2

The opinions expressed herein as to the validity and legally binding obligation of the Pre-Funded Warrants and the Warrants are subject to and qualified and limited (i) by applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP

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